This RESERVED SHARES WAIVER AGREEMENT (the "Agreement") by and among HALSEY DRUG CO., INC. ("HALSEY") GALEN PARTNERS Ill, L.P., GALEN PARTNERS INTERNATIONAL III, L.P. and GALEN EMPLOYEE FUND III, L.P. (collectively, the "Galen Entities"), ORACLE STRATEGIC PARTNERS, L.P. ("Oracle"), CARE CAPITAL INVESTMENTS II, LP, ESSEX WOODLANDS HEALTH VENTURES V, L.P. and WATSON PHARMACEUTICALS, INC. is made as of the 20th day of December, 2002. The Galen Entities and Oracle shall be referred to individually as a "Waiving Party" and collectively as the "Waving Parties".

                                    RECITALS
                                    --------

         WHEREAS, the Galen Entities are parties to that certain Debenture and Warrant Purchase Agreement dated as of March 10, 1 998 (the " 1998 Purchase Agreement") executed by Halsey Drug Co., Inc. ("Halsey"), the Galen Entities, and other signatories thereto;

         WHEREAS, pursuant to the 1998 Purchase Agreement, Halsey issued in favor of, inter alia, the Galen Entities its 5% Convertible Senior Secured Debentures due March 1 5, 2003 (the "1998 Debentures") and Warrants to purchase shares of Halsey's Common Stock (the "1998 Warrants");

         WHEREAS, the Galen Entities and Oracle are parties to that certain Debenture and Warrant Purchase Agreement dated as of May 26, 1999 (the "1999 Purchase Agreement") executed by Halsey, the Galen Entities, Oracle and other signatories thereto;

         WHEREAS, pursuant to the 1999 Purchase Agreement, Halsey issued in favor of, inter alia, the Galen Entities and Oracle its 5% Convertible Senior Secured Debentures due March 15, 2003 (the "1999 Debentures") and Warrants to purchase shares of Halsey's Common Stock (the "1999 Warrants");

         WHEREAS, the Galen Entities are parties to that certain Bridge Loan Agreement dated as of August 15, 2001 by and among Halsey, the Galen Entities and other signatories thereto, as amended by the First Amendment to Bridge Loan Agreement, dated as of January 9, 2002, Second Amendment to Bridge Loan Agreement, dated as of April 5, 2002 and Third Amendment to Bridge Loan Agreement, dated as of May 8, 2002 (the "Bridge Loan Agreement");

         WHEREAS, pursuant to the Bridge Loan Agreement, Halsey issued in favor of, inter alia, the Galen Entities its 10% Convertible Senior Secured Notes due January 1, 2003 (the "Bridge Notes") and Warrants to purchase shares of Halsey's Common Stock (the "Bridge Warrants");

         WHEREAS, (i) Section 9.14 of the 1 998 Purchase Agreement, (ii) Section 3 .4 of the 1 998 Debentures and (iii) Section 1(c) of the 1 998 Warrants requires that Halsey cause at all times to be reserved for issuance a sufficient number of shares of Halsey's Common Stock to be issued upon conversion of the 1 998 Debentures and the exercise of the 1 998 Warrants;

         WHEREAS, (i) Section 9.14 of the 1999 Agreement, (ii) Section 3 .4 of the 1999 Debentures and (iii) Section 1(c) of the 1999 Warrants requires that Halsey cause at all times to be reserved for issuance a sufficient number of shares of Halsey's Common Stock to be issued upon conversion of the 1999 Debentures and the exercise of the 1999 Warrants;

         WHEREAS, (i) Section 6.1(n) of the Bridge Loan Agreement, (ii) Section 3 .4 of the Bridge Notes, and (iii) Section 1(c) of the Bridge Warrants requires that Halsey cause at all times to be reserved for issuance a sufficient number of share of Halsey's Common Stock to be issued upon conversion of the of the Bridge Notes and the exercise of the Bridge Warrants;

         WHEREAS, pursuant to a certain Debenture Purchase Agreement dated as of December 20, 2002 (the "2002 Purchase Agreement"), proposed to be executed by Halsey in favor of Care Capital Investments II, LP, Essex Woodlands Health Ventures V. L.P. and the other purchasers listed on the signature page thereto, the Company proposes to issue its 5% Convertible Senior Secured Debentures due March 3 1 , 2006 (the "New Debentures");

         WHEREAS, simultaneous with the closing of the 2002 Purchase Agreement, Halsey proposes to issue a certain Warrant to Purchase Common Stock dated as of December 20, 2002 (the "Watson Warrant") to Watson Pharmaceuticals, Inc. exercisable for 1 0,700,665 shares of Halsey's Common Stock;

         WHEREAS, Halsey does not have sufficient authorized and unreserved shares of Common Stock necessary to provide for conversion of the New Debentures and the exercise of the Watson Warrant; and

         WHEREAS, pursuant to Section 6. 16 of the 2002 Purchase Agreement, it is a condition to closing that the parties hereto execute this Reserved Shares Waiver Agreement;

         WHEREAS, Watson has required as a condition of its acceptance of the Watson Warrant that the parties execute this Reserved Shares Waiver Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and obligations set forth herein, each of the Waiving Parties and Halsey hereby agrees as follows:

          1. Halsey is hereby authorized to release, and shall release, from its authorized but unissued shares of its Common Stock such number of shares of Common Stock, otherwise reserved for (i) the Galen Entities pursuant to the 1998 Purchase Agreement, the 1998 Debentures (including any shares reserved for debenturesissued in satisfaction of the interest payments under the 1998 Debentures), the 1998 Warrants, the Bridge Loan Agreement, the Bridge Notes, and the Bridge Warrants, and (ii) the Galen Entities and Oracle pursuant to the 1 999 Purchase Agreement, the 1 999 Debentures (including any shares reserved for debentures issued in satisfaction of the interest payments under the 1999 Debentures) and the 1 999 Warrants (collectively, the "Galen/Oracle Reserved Shares") as are necessary to permit (A) the conversion of the New Debentures (including any shares reserved for debentures issued in satisfaction of the interest payments under the New Debentures) issued solely to Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P., including such number of additional shares of Common Stock as necessary to be reserved to take into account any change in the number of shares of Common Stock issuable upon conversion of the New Debentures issued solely to Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P. based upon a change in the conversion price of the New Debentures, and (B) the exercise of the Watson Warrant, including such number of additional shares of Common Stock as necessary to be reserved to take into account any change in the number of shares of Common Stock issuable upon exercise of the Watson Warrant, based upon a change in the exercise price of the Watson Warrant (together with the Galen/Oracle Reserved Shares, the "Care/Essex/Watson Reserved Shares").

          2. Each of the Waiving Parties agrees that the Care/Essex! Watson Reserved Shares shall be reallocated from the Galen Oracle Reserved Shares on a proportionate basis, using the following formula:

                                    X= A(B/C)
                  Where:

         X= the Waiving Party's portion of Galen/Oracle Reserved Shares to be reallocated to Care/Essex/Watson Reserved Shares.

         A =    the total number of Care/Essex/Watson Reserved Shares.

         B = the aggregate number of shares issuable to the Waiving Party under each of the 1998 Debentures, 1998 Warrants, 1999 Debentures, 1999 Warrants, Bridge Notes, and Bridge Warrants, as applicable.

         C = the aggregate amount of the shares issuable to the Waiving Parties under each of the 1998 Debentures, 1998 Warrants, 1999 Debentures, 1 999 Warrants, Bridge Notes and the Bridge Warrants.

          3.   Each of the Galen Entities hereby waives the application of (i)
               Section 9.14 of the 1998 Purchase Agreement, (ii) Section 3.4 of the 1998 Debentures, and (iii) Section 1(c) of the 1998 Warrants,
               (iv) Section 6.1(n) of the Bridge Loan Agreement, (v) Section 3 .4 of the Bridge Notes, and (vi) Section 1(c) of the Bridge Warrants in connection with Halsey's release of the Galen Oracle Reserved Shares in accordance with paragraph 1 above and agrees that such action shall not constitute a Default or an Event of Default under the 1998 Purchase Agreement, the 1 998 Debentures, the 1 998 Warrants, the Bridge Loan Agreement, the Bridge Notes, or the Bridge Warrants.

          4. Each of the Galen Entities and Oracle hereby waives the application of (i) Section 9.14 of the 1999 Purchase Agreement,
               (ii) Section 3.4 of the 1999 Debentures, and (iii) Section 1(c) of the 1999 Warrants in connection with Halsey's release of the Galen/Oracle Reserved Shares in accordance with paragraph 1 above and agrees that such action shall not constitute a Default or an Event of Default under the 1 999 Purchase Agreement, the 1 999 Debentures, or the 1999 Warrants.

          5. Each of the Waiving Parties hereby agree to execute (without cost to any other party and unreasonable delay), such additional documents and instruments as may be required in order to effect the release of Halsey's reserved shares of Common Stock as provided above.

          6. Halsey hereby agrees to maintain the Care/Essex/Watson Reserved Shares for the sole benefit of Care Capital Investments II, LP, and Essex Woodlands Health Ventures V, L.P. and Watson.

          7. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8. No amendment, waiver or modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all the parties hereto.

          9. The provisions of this Agreement shall inure to the benefit of, and be binding upon and enforceable by and against, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

          10. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

          11. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                           [SIGNATURE PAGE TO FOLLOW]





ORACLE STRATEGIC PARTNERS, L.P.                              GALEN PARTNERS III, L.P.
By: Oracle Strategic Capital L.L.C.,                         By: Claudius, L.L.C., General Partner
General Partner                                              610 Fifth Avenue, 5th Fl.
200 Greenwich Avenue                                         New York, New York 10019
3rd Floor
Greenwich, CT 06830

/s/ Joel Liffmann                                            /s/ Srini Conjeevaram
--------------------------------------                       ---------------------------------------
By: Joel Liffmann                                            By: Srini Conjeevaram
Its: Authorized Agent                                        Its: General Partner

GALEN PARTNERS INTERNATIONAL III, L.P.                       GALEN EMPLOYEE FUND III, L.P.
By: Claudius, L.L.C., General Partner                        By: Wesson Enterprises, Inc.
610 Fifth Avenue, 5th Floor                                  610 Fifth Avenue, 5th Floor
New York, New York 10020                                     New York, New York 10020


/s/ Srini Conjeevaram                                        /s/ Bruce F. Wesson
--------------------------------------                       ---------------------------------------
By: Srini Conjeevaram
Its: General Partner                                         By: Bruce F. Wesson
                                                             Its:  General Partner

ESSEX WOODLANDS HEATH VENTURES V, L.P.,
By: Essex Woodlands Heath Ventures V, L.L.C.,                CARE CAPITAL INVESTMENTS II, L.P.
     190 South LaSalle Street                                By: Care Capital II, LLC, General Partner
     Suite 2800                                              47 Hulfish Street, Suite 310
     Chicago, IL  60603                                      Princeton, NJ  08542

/s/ Immanuel Thangaraj                                       /s/ David R. Ramsay
--------------------------------------                       ---------------------------------------
Name: Immanuel Thangaraj                                     By: David R. Ramsay
Title:   Managing Director                                   Its:  Authorized Signatory



HALSEY DRUG CO., INC.                                        WATSON PHARMACEUTICALS, INC.
a New York corporation                                       a Nevada corporation

/s/ Michael Reicher                                          /s/ Michael Boxer
--------------------------------------                       ---------------------------------------
By: Michael Reicher                                          By: Michael Boxer
Its:  Chairman and Chief Executive Officer                   Its: Sr. V.P., CFO

